For Immediate Release

Level One Bancorp, Inc. Announces Promotion of Timothy R. Mackay to President of the Company and Bank

Farmington Hills, MI – July 20, 2021 – Level One Bancorp, Inc. (the “Company”) (Nasdaq: LEVL), parent company of Level One Bank (the “Bank”), today announced that Timothy R. Mackay, who currently serves as Executive Vice President of the Bank, has been elevated to the positions of President of both the Company and the Bank, effective as of July 16, 2021. Patrick J. Fehring will continue in his roles as Chairman of the Board and Chief Executive Officer of both the Company and the Bank.

Mr. Mackay has served as the Bank’s Executive Vice President, Consumer Banking Officer since 2013, where he has been responsible for the strategic leadership of the Bank’s Consumer Banking Division, including branch banking, small business banking, residential mortgage and marketing. Prior to joining the Bank, he served for over 20 years in various leadership positions with Fifth Third Bank. Mr. Mackay received his B.A. in business administration from Hope College.

“We are pleased to have someone with the experience and leadership qualities that Tim has shown throughout his tenure.” noted Mr. Fehring. “I have worked closely with Tim for many years and he has achieved great success in managing growth within his various lines of business.”

Mr. Fehring said, “Tim’s promotion to President will enhance our commitment to our customers as we move forward in executing our business plans. Tim has been working closely with the executive team since his arrival and I expect his transition into this role to be smooth. He is a strongly qualified leader who knows our Company and the Bank well. I am confident that he will serve the Company and the Bank effectively in his new position.”

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $2.57 billion as of March 31, 2021. It operates sixteen banking centers throughout Metro Detroit, Ann Arbor, Grand Rapids, and Jackson and provides a variety of commercial, small business, and consumer banking services. Level One Bank’s success has been recognized both locally and nationally as the U.S. Small Business Administration’s (SBA) “Community Lender of the Year,” one of American Banker Magazine’s “Top 200 Community Banks in the Nation,” one of Metro Detroit’s “Best & Brightest Companies to Work For” and more. Level One Bank’s business banking division provides a broad spectrum of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, MEDC loans, export-import financing, and a full suite of treasury management services. The consumer banking division offers a range of personal checking, savings and CD products and a complete array of consumer loan products including residential mortgages, new construction and renovation loans, home equity lines of credit, auto loans, and credit card services. Level One Bank offers a variety of digital banking services including online banking, robust mobile banking apps, online account opening and online loan applications for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue” or similar technology. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, changes in benchmark interest rates used to price loans and deposits including the expected elimination of LIBOR, and changes in tax laws, regulations and guidance, as well as other risks described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186
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